EXHIBIT A
                            (AS OF FEBRUARY 5, 2020)

                              SERIES OF THE TRUST


SERIES                                                       EFFECTIVE DATE
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First Trust CEF Income Opportunity ETF                       September 28, 2016
First Trust Municipal CEF Income Opportunity ETF             September 28, 2016
First Trust TCW Opportunistic Fixed Income ETF               February 13, 2017
EquityCompass Risk Manager ETF                               January 19, 2017
EquityCompass Tactical Risk Manager ETF                      January 19, 2017
First Trust TCW Unconstrained Plus Bond ETF                  May 29, 2018
First Trust Low Duration Strategic Focus ETF                 December 18,2018
FT Cboe Vest U.S. Equity Buffer ETF - August                 November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF - August            November 1, 2019
FT Cboe Vest U.S. Equity Buffer ETF  -  November             November 1, 2019
FT Cboe Vest U.S. Equity Deep Buffer ETF -November           November 1, 2019
First Trust Active Factor Large Cap ETF                      November 24,2019
First Trust Active Factor Mid Cap ETF                        November 24,2019
First Trust Active Factor  Small  Cap  ETF                   November 24,2019
FT Cboe Vest U.S. Equity Buffer ETF - February               February 5, 2020
FT Cboe Vest U.S. Equity Deep Buffer ETF - February          February 5, 2020